UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 30, 2009 (March 23, 2009)

Kun Run Biotechnology , Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-141384	98-0517550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Free Trade Zone 168 Nanhai avenue, Haikou City Hainan Province, China 570216
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:   86-898-6680-2207

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment no. 1  to our Current Report on Form 8-K, initially filed with the Securities and Exchange Commission on April 30, 2009, is being filed to re-file the complete Exhibit 10.1 without any redactions, pursuant to the request of the Securities and Exchange Commission  to supply the contract object, namely, the specific medicines mentioned in the contract.

Item 1.01    Entry into a Material Definitive Agreement.

           On March 23, 2009, Hainan Zhonghe Pharmaceutical Co., Ltd. (“Zhonghe Pharmaceutical”), the majority-owned subsidiary of our wholly-owned subsidiary, Kun Run Biotechnology Limited, entered into an Assignment Contract with Hainan Zhonghe Peptide Drugs Research & Development Co., Ltd. (“Zhonghe Peptide”).  Mr. Xueyun Cui, our Chairman, sole director and the beneficial owner of approximately 90.09% of our outstanding common stock, controls, as a shareholder of certain entities, Zhonghe Peptide.  The terms of the Assignment Contract include the transfer of certain new medicine certificates, approvals for drug registration and all proprietary rights of certain technology from Zhonghe Peptide to Zhonghe Pharmaceutical.  The total consideration for the assignment is RMB 60 million in the form of an assignment fee.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

10.1           Assignment Contract by and between Hainan Zhonghe Peptide Drugs Research & Development Co., Ltd. and Hainan Zhonghe Pharmaceutical Co., Ltd., dated as of March 23, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2009	/s/ Xiaoqun Ye Name: Xiaoqun Ye Title: Chief Executive Officer